August 2021 Index supplement to underlying supplement no. 7 - I dated July 12, 2021 and the prospectus and prospectus supplement, each dated April 8, 2020 Registration Statement Nos. 333 - 236659 and 333 - 236659 - 01 Dated August 26, 2021 Rule 424(b)(3) Investing in the notes involves a number of risks. See “Selected risks associated with the Index” beginning on page 7 of thi s d ocument, “Risk Factors” in the relevant product supplement and underlying supplement and “Selected Risk Considerations” in the relevan t p ricing supplement. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes o r p assed upon the accuracy or the adequacy of this document or the accompanying pricing supplement, product supplement, underlying supplement, pro spectus supplement and prospectus. Any representation to the contrary is a criminal offense. The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agenc y a nd are not obligations of, or guaranteed by, a bank. MerQube US Tech+ Vol Advantage Index ®

IMPORTANT INFORMATION The information contained in this document is for discussion purposes only. Any information relating to performance contained i n these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be ac hie ved. All information herein is subject to change without notice, however, J.P. Morgan undertakes no duty to update this information. In the event of any inconsisten cy between the information presented herein and any offering document, the offering document shall govern. USE OF HYPOTHETICAL BACKTESTED RETURNS Any backtested historical performance and weighting information included herein is hypothetical. The Index may not have traded in the manner s hown in the hypothetical backtest included herein, and no representation is being made that the Index will achieve similar performance. There are frequently si gn ificant differences between hypothetical backtested performance and actual subsequent performance. The results obtained from backtesting information should not be considered indicative of the actual results that might be obtained from an investment in notes referencing the Index. J.P. Morgan provides no assurance or guarantee that notes linked to the Index will operate or would ha ve operated in the past in a manner consistent with these materials. The hypothetical historical levels presented herein have not been verified by an inde pen dent third party, and such hypothetical historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might pro duce significantly different results and prove to be more appropriate. Actual results will vary, perhaps materially, from the hypothetical backtested returns and allocations presented in this document. HISTORICAL AND BACKTESTED PERFORMANCE AND ALLOCATIONS ARE NOT INDICATIVE OF FUTURE RESULTS. Set forth within this document are some hypothetical back tested performance metrics for products that contain an automatic c all feature. These performance metrics were calculated by aggregating the performance of a series of hypothetical products with the same term to maturity, p rod uct payout profile, automatic call features and underlier(s) as the selected product. The results generated by the product back testing feature are not indic ative of future returns for the selected product. The back - tested product performance metrics do not reflect fees or expenses associated with an actual product purchased from JPMorgan. Investment suitability must be determined individually for each investor, and investments linked to the Index may not be suit abl e for all investors. This material is not a product of J.P. Morgan Research Departments. Copyright © 2021 JPMorgan Chase & Co. All rights reserved. For additional regulatory disclosures, please consult: www.jpmorgan.com/disclosures . Information contained on this website is not incorporated by reference in, and should not be considered part of, this document. 1

MerQube US Tech+ Vol Advantage Index ®  The MerQube US Tech+ Vol Advantage Index ® (the “Index”) attempts to provide a dynamic rules - based exposure to an unfunded rolling position in E - Mini Nasdaq - 100 futures (the “Futures Contracts”), which reference the Nasdaq - 100 Index ® , while targeting a level implied volatility of 35%, with a maximum exposure to the Futures Contracts of 500% and a minimum exposure to the Futures Contracts of 0%  The Index is an excess return index and is subject to a 6% p.a. daily deduction (even when the Index is uninvested)  On each weekly Index rebalance day, the exposure to the Futures Contracts is set equal to (a) the 35% volatility target divided by (b) the one - week implied volatility of the Invesco QQQ Trust SM , Series 1 (the “QQQ Fund”), subject to a maximum exposure of 500%. For example, if the implied volatility of the QQQ Fund is equal to 17.5%, the exposure to the Futures Contracts will equal 200% (or 35% / 17.5%) and if the implied volatility of the QQQ Fund is equal to 40%, the exposure to the Futures Contracts will equal 87.5% (or 35% / 40%) Index overview Sourced: J.P. Morgan. Hypothetical back - tested and actual historical performance of the Index based on the hypothetical back - tes ted weekly closing levels of the Index from January 7, 2005 through June 21, 2021, and the actual historical performance of the Index thereafter. PAST PERFORMANCE AND HYPOTHETICAL BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RETURNS. Please see “Use of hypothetical backtested returns” at the front of this document for further information related to backtesting including a discussion of certain limitation of backtesting and simulated returns. 0 200 400 600 800 1000 1200 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 MerQube US Tech+ Vol Advantage Index® Nasdaq-100 Index® 1Y return 3Y return (p.a.) 5Y return (p.a.) 10Y return (p.a.) Since Jan 2005 (p.a.) MerQube US Tech+ Vol Advantage Index ® 42.19% 33.01% 36.41% 26.07% 14.59% Nasdaq - 100 Index ® 39.61% 27.62% 25.86% 20.24% 14.60% Hypothetical backtested historical performance (Jan 2005 – Jul 2021) 2

MerQube US Tech+ Vol Advantage Index ® Hypothetical backtested historical monthly and annual returns Year Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Year Nasdaq - 100 2005 - 5.28% - 2.09% - 3.95% - 9.91% 15.21% - 7.99% 15.45% - 4.17% 0.96% - 5.50% 10.42% - 4.38% - 5.19% 5.14% 2006 6.01% - 5.51% 2.13% - 1.60% - 15.16% - 2.20% - 8.41% 6.12% 6.63% 7.89% 4.93% - 6.03% - 7.92% 6.79% 2007 1.71% - 5.93% - 1.92% 9.21% 5.14% - 1.37% - 1.60% 3.62% 6.61% 10.34% - 10.67% - 2.15% 11.42% 18.67% 2008 - 16.76% - 7.12% 1.14% 8.31% 6.11% - 13.69% 0.06% - 0.01% - 15.53% - 12.66% - 8.22% 0.46% - 47.20% - 41.89% 2009 - 3.03% - 4.48% 7.15% 10.66% 2.83% 3.04% 10.44% 1.31% 7.10% - 6.12% 7.51% 8.00% 51.98% 53.54% 2010 - 10.73% 5.64% 14.98% 2.94% - 14.37% - 9.45% 6.68% - 8.87% 19.84% 10.28% - 2.14% 7.44% 16.92% 19.22% 2011 5.09% 5.18% - 2.79% 5.15% - 3.28% - 6.73% 1.09% - 7.02% - 5.90% 7.48% - 4.30% - 1.61% - 8.77% 2.70% 2012 14.00% 11.94% 10.30% - 3.54% - 14.85% 4.21% 1.25% 10.76% 0.62% - 11.99% 1.98% - 2.99% 18.39% 16.82% 2013 3.11% 1.00% 5.85% 1.32% 8.11% - 6.53% 15.10% - 2.51% 9.98% 10.50% 8.81% 5.83% 77.22% 34.99% 2014 - 5.51% 10.97% - 7.35% - 1.98% 10.71% 8.24% 2.88% 11.56% - 3.04% 0.65% 12.36% - 10.32% 28.79% 17.94% 2015 - 7.51% 14.58% - 9.79% 0.69% 5.49% - 5.73% 5.72% - 17.96% - 4.47% 21.17% - 2.96% - 5.50% - 11.86% 8.43% 2016 - 13.94% - 3.87% 12.09% - 7.39% 10.28% - 8.77% 17.90% 2.45% 1.59% - 4.92% - 1.96% - 1.07% - 2.22% 5.89% 2017 11.95% 15.25% 4.16% 2.96% 12.10% - 7.52% 9.42% 4.32% - 2.99% 12.47% 5.13% - 1.64% 84.72% 31.52% 2018 22.65% - 8.29% - 11.95% - 0.65% 9.50% 2.14% 4.06% 12.54% - 2.07% - 15.19% - 2.12% - 11.61% - 7.39% - 1.04% 2019 11.79% 4.92% 5.24% 13.01% - 16.43% 12.24% 1.90% - 5.97% - 0.45% 7.94% 10.26% 9.22% 62.25% 37.96% 2020 7.64% - 9.33% - 4.28% 12.28% 5.82% 4.77% 8.32% 15.09% - 6.33% - 4.30% 9.26% 6.26% 50.88% 47.58% 2021 - 1.19% - 3.04% 1.32% 8.06% - 3.00% 12.03% 4.99% 19.66% 16.07% Hypothetical backtested and historical monthly and annual returns compared with annual returns of the Nasdaq - 100 Index ® (Jan 2005 – Jul 2021) Sourced: J.P. Morgan. Hypothetical back - tested and actual historical performance of the Index based on the hypothetical back - tes ted weekly closing levels of the Index from January 7, 2005 through June 21, 2021, and the actual historical performance of the Index thereafter. Actual historical performance of the Nasdaq - 100 In dex ® . PAST PERFORMANCE AND HYPOTHETICAL BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RETURNS. Please see “Use of hypothetical backtested returns” at the front of this document for further information related to backtesting including a discussion of certain limitation of backtesting and simulated returns. 3

2008 hypothetical back - tested Index performance and leverage comparison 0% 20% 40% 60% 80% 100% 120% 140% 160% 0% 50% 100% 150% 200% Dec-07 Feb-08 Apr-08 Jun-08 Aug-08 Oct-08 Dec-08 MerQube US Tech+ Vol Advantage Index® leverage (left axis) 1-week QQQ Fund volatility (right axis) 40 60 80 100 120 Dec-07 Feb-08 Apr-08 Jun-08 Aug-08 Oct-08 Dec-08 MerQube US Tech+ Vol Advantage Index® NASDAQ-100 Index® Hypothetical back - tested historical leverage Sourced: J.P. Morgan. Hypothetical back - tested performance and leverage of the Index based on the hypothetical back - tested daily closing levels and hypothetical back - tested weekly leverage of the Index from December 31, 2007 through December 31, 2008. Actual historical performance of the Nasdaq - 100 Index ® . PAST PERFORMANCE AND HYPOTHETICAL BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RETURNS. Please see “Use of hypothetical backtested returns” at the front of this document for further information related to backtesting including a discussion of certain limitation of backtesting and simulated returns. Hypothetical back - tested returns compared with actual returns of Nasdaq - 100 ® Index 2008 hypothetical back - tested and actual monthly and full year returns Month MerQube US Tech+ Vol Advantage Index ® Nasdaq - 100 Index ® Jan - 16.76% - 11.68% Feb - 7.12% - 5.22% Mar 1.14% 2.10% Apr 8.31% 7.62% May 6.12% 5.99% Jun - 13.69% - 9.62% Jul 0.06% 0.66% Aug - 0.01% 1.26% Sep - 15.53% - 14.84% Oct - 12.66% - 16.30% Nov - 8.22% - 11.17% Dec 0.46% 2.18% Full year - 47.20% - 41.89% 4

2020 hypothetical back - tested and actual Index performance and leverage comparison Month MerQube US Tech+ Vol Advantage Index ® Nasdaq - 100 Index ® Jan 7.64% 2.96% Feb - 9.33% - 5.89% Mar - 4.28% - 7.66% Apr 12.28% 15.19% May 5.82% 6.17% Jun 4.77% 6.29% Jul 8.32% 7.37% Aug 15.09% 11.05% Sep - 6.33% - 5.72% Oct - 4.30% - 3.20% Nov 9.26% 11.00% Dec 6.26% 5.05% Full year 50.88% 47.58% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 0% 50% 100% 150% 200% 250% 300% Dec-19 Feb-20 Apr-20 Jun-20 Aug-20 Oct-20 Dec-20 MerQube US Tech+ Vol Advantage Index® leverage (left axis) 1-week QQQ fund volatility (right axis) 60 80 100 120 140 160 Dec-19 Feb-20 Apr-20 Jun-20 Aug-20 Oct-20 Dec-20 MerQube US Tech+ Vol Advantage Index® NASDAQ-100 Index® Hypothetical back - tested historical leverage Hypothetical back - tested returns compared with actual returns of Nasdaq - 100 Index ® 2020 hypothetical back - tested and actual monthly and full year returns 5 Sourced: J.P. Morgan. Hypothetical back - tested performance and leverage of the Index based on the hypothetical back - tested daily closing levels and hypothetical back - tested weekly leverage of the Index from December 31, 2019 through December 31, 2020. Actual historical performance of the Nasdaq - 100 Index ® . PAST PERFORMANCE AND HYPOTHETICAL BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RETURNS. Please see “Use of hypothetical backtested returns” at the front of this document for further information related to backtesting including a discussion of certain limitation of backtesting and simulated returns.

Key Terms of Auto callable Contingent Interest Notes Contingent Interest Payment : If the notes have not been automatically called and the closing value of the underlying (or, in case of the worst - of notes, the least performing underlying) on any Review Date is greater than or equal to the Interest Barrier, invest ors will receive on the applicable Interest Payment Date a Contingent Interest Payment as described in the applicable pricing suppleme nt. Interest Barrier/Trigger Value : A percentage of the Initial Value of the underlying (or, in case of the worst - of notes, as a percentage of the Initial Value of the least performing underlying). Average backtested note IRR : is the average of the internal rates of return calculated individually for each hypothetical note. The internal rate of return is the annual discount rate that yields a net present value of cashflows for a hypothetical note equa l t o zero. Backtested % of times the note would have been called : is the ratio of the number of hypothetical notes that would have been called to the total number of all hypothetical notes. Backtested % of times the note would have lost principal : is the ratio of the number of hypothetical notes that would have lost some or all of its principal to the total number of all hypothetical notes. Average backtested loss when note would have lost principal : is the average loss on principal calculated individually for each hypothetical note that would have lost some or all of its principal

18 Month Auto Callable Contingent Interest Note Offerings Late August advisory “best efforts” calendar The table below contains all 18m auto callable contingent interest notes offered on the advisory “best efforts” calendar pric ing on August 31, 2021. Performance figures are simulated based on the issuance of a hypothetical note with the applicable terms every business day from May 22, 2006 through Ju ly 17, 2020, being the last date on which all of the hypothetical notes that have would have been issued would have all been called or matured. Please refer to “Key Terms” on th e prior page for additional information. 1 For daily observation notes, a Trigger Event occurs if, on any day during the monitoring period (as defined in the pricing supplement), the closing value fo r a ny underlying is less than its Trigger Value. If the notes have not been automatically called (see footnote 3 below) and ( i ) the Final Value of any underlying is less than its Initial Value and (ii) a Trigger Event has occurred, you will lose some or all of your principal amount at maturity. 2 For notes observed at maturity, if the notes have not been automatically called (see footnote 3 below) and the Final Value of a ny underlying is less than its Trigger Value, you will lose some or all of your principal amount at maturity. 3 If the closing value of the underlying (or, in the case of worst - of notes, each underlying) on any Review Date is greater than or equal to its Initial Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, equal to (a) $1,000 plus (b) the Contingent Interest Payment applicable to that Review Date. 4 The Contingent Interest Rate will be set on each note’s pricing date. For purposes of the above table and the calculations co nta ined therein, the minimum Contingent Interest Rate for each note was used. Source: J.P. Morgan. Performance of the MerQube US Tech+ Vol Advantage Index ® based on hypothetical backtested performance from May 22, 2006 through June 21, 2021, and actual performance thereafter. PAST PERFORMANCE AND HYPOTHETICAL BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RETURNS. See “Use of hypothetical backtested returns” at the front of this document. No assurances can be provided that any one of the notes contained in the table above will outperform any of the other notes. . Underlier (s) Worst of S&P 500 ® , Russell 2000 ® Worst of S&P 500 ® , Russell 2000 ® , Nasdaq - 100 Index ® Worst of S&P 500 ® , Russell 2000 ® , Nasdaq - 100 Index ® Worst of S&P 500 ® , Russell 2000 ® , EURO STOXX 50 ® VanEck Vectors ® Gold Miners (GDX) MerQube US Tech+ Vol Advantage Index ® CUSIP 48132UT86 48132UT78 48132UU50 48132UU43 48132UU84 48132UY31 Maturity Date February 16, 2023 February 16, 2023 February 16, 2023 February 16, 2023 February 16, 2023 February 16, 2023 Review Date frequency Monthly Monthly Monthly Monthly Monthly Monthly Contingent Interest Payment frequency Monthly Monthly Monthly Monthly Monthly Monthly Interest Barrier / Trigger Value 70% 70% 70% 70% 70% 70% Trigger Event observation frequency 1,2 Daily Daily At maturity Daily At maturity At maturity Time to 1 st Review Date on which notes may be called 3 3 months 3 months 3 months 3 months 3 months 6 months Contingent Interest Rate 4 8.50% 9.00% 6.50% 9.00% 9.50% 11.00% Average backtested note IRR 6.69% 7.21% 5.05% 6.54% 5.89% 9.92% Backtested % of times the note would have been called 88.90% 88.90% 88.90% 79.67% 83.23% 88.70% Backtested % of times the note would have lost principal 8.22% 8.22% 4.46% 11.35% 9.83% 3.73% Average backtested loss when note would have lost principal - 30.49% - 30.48% - 42.91% - 29.37% - 44.50% - 45.22% 6

Selected risks associated with the Index Our affiliate, J.P. Morgan Securities LLC (“JPMS”), worked with the Index Sponsor in developing guidelines and policies gover nin g the composition and calculation of the Index. One of our affiliates, JPMS, worked with the Index Sponsor in developing the guidelines and policies governing the compositio n and calculation of the Index. Although judgments, policies and determinations concerning the Index were made by JPMS, JPMorg an Chase & Co., as the parent company of JPMS, ultimately controls JPMS. The policies and judgments for which JPMS was responsible could have an impact, p osi tive or negative, on the level of the Index and the value of your notes. JPMS is under no obligation to consider your interests as an investor in the no tes in its role in developing the guidelines and policies governing the Index or making judgments that may affect the level of the Index. The Index is subject to a daily deduction of a 6.0% per annum. This daily fee deduction will offset any appreciation of the futures contracts included in the Index, will heighten any depreciation of those futures contracts and will generally be a drag on the performance of the Index . The Index will trail the performance of an identical index without an index deduction. The Index may not approximate its target volatility. No assurance can be given that the Index will maintain an annualized realized volatility that approximates its target implied volatility of 35%. The Index’s target volatility is a level of implied volatility and therefo re the actual realized volatility of the Index may be greater or less than the target volatility. On each weekly Index rebalance day, the Index’s exposure to the Futures Co ntr acts is set equal to (a) the 35% implied volatility target divided by (b) the one - week implied volatility of the QQQ Fund, subject to a maximum exposure of 500%. The Index uses the implied volatility of the QQQ Fund as a proxy for the volatility of the Futures Contracts. However, there is no guarantee that the me tho dology used by the Index to determine the implied volatility of the QQQ Fund will be representative of the implied or realized volatility of the Futures Con tracts and realized volatility may differ significantly from implied volatility. In general, over time, the realized volatilities of the QQQ Fund and the Futures Contracts have tended to be lower than their respective implied volatilities; however, at any time those realized volatilities may exceed their respective implied v ola tilities, particularly during periods of market volatility. Accordingly, the actual realized annualized volatility of the Index may be greater than or less than the tar get implied volatility, which may adversely affect the level of the Index. 7

Select risks associated with the Index The Index is subject to risks associated with the use of significant leverage. On a weekly Index rebalance day, the Index will employ leverage to increase the exposure of the Index to the Futures Contracts if the implied volatility of the QQQ Fund is below 35%, subject to a maxim um exposure of 500%. Under normal market conditions in the past, the QQQ Fund has tended to exhibit an implied volatility below 35%. Accordingly, the I nde x has generally employed leverage in the past, except during periods of elevated volatility. When leverage is employed, any movements in the prices o f t he Futures Contracts will result in greater changes in the level of the Index than if leverage were not used. In particular, the use of leverage will magnify an y n egative performance of the Futures Contracts, which, in turn, would negatively affect the performance of the Index. Because the Index’s leverage is adjusted on ly on a weekly basis, in situations where a significant increase in volatility is accompanied by a significant decline in the value of the Futures Contracts, the le vel of the Index may decline significantly before the following Index rebalance day when the Index’s exposure to the Futures Contracts would be reduced. The Index may be significantly uninvested. The Index may be significantly uninvested on any given day, and will realize only a portion of any gains due to appreciation of the Futures Contracts on any such day. The index deduction is deducted daily at a rate of 6.0% per annum, ev en when the Index is not fully invested. The Index is an excess return index that does not reflect “total returns”. The Index is an excess return index that does not reflect total returns. The Index measures the returns accrued from investing in uncollateralized futures contracts ( i.e. , the sum of the price return and the roll return associated with an investment in the Futures Contracts). By contrast, a total return index, in addition to reflecting those returns, would also re flect interest that could be earned on funds committed to the trading of the Futures Contracts ( i.e. , the collateral return associated with an investment in the Futures Contracts). Risks associated with non - U.S. securities. Some of the equity securities composing the Nasdaq - 100 Index ® are issued by non - U.S. companies. Investments in securities linked to the value of such non - U.S. equity securities involve risks associated with the home countries of the iss uers of those non - U.S. equity securities. 8

Selected risks associated with the Index Concentration risks associated with the Index may adversely affect the value of the index and your investment . The Index generally provides exposure to a single futures contract on the Nasdaq - 100 Index ® that trades on the Chicago Mercantile Exchange. You should be aware that other indices may be more diversified than the Indices in terms of both the number and variety of futures contract s. The Index is subject to significant risks associated with futures contracts, including volatility. The Index tracks the returns of futures contracts. The price of a futures contract depends not only on the price of the unde rl ying asset referenced by the futures contract, but also on a range of other factors, including but not limited to changing supply and demand relationships, intere st rates, governmental and regulatory policies and the policies of the exchanges on which the futures contracts trade. In addition, the futures markets are subjec t t o temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and gove rnm ent regulation and intervention. These factors and others can cause the prices of futures contracts to be volatile. Other key risks.  The Index was established on June 22, 2021, has a limited operating history and may perform in unanticipated ways.  The notes are not regulated by the Commodity Futures Trading Commission.  Historical performance of the Index should not be taken as an indication of the future performance of the Index during the te rm of the notes. The risks identified above are not exhaustive. You should also carefully review the related “Risk Factors” section in the rel eva nt product supplement and underlying supplement and the “Selected Risk Considerations” in the relevant pricing supplement. 9

Disclaimers Neither MerQube , Inc. nor any of its affiliates (collectively, “ MerQube ”) is the issuer or producer of any investment linked to the Index referenced herein and MerQube has no duties, responsibilities, or obligations to investors in such investment. The Index is a product of MerQube and has been licensed for use by JPMS (“Licensee”) and its affiliates. Such index is calculated using, among other things, market data or other information (“In put Data”) from one or more sources (each a “Data Provider”). MerQube ® is a registered trademark of MerQube , Inc. These trademarks have been licensed for certain purposes by Licensee, including use by Licensee’s affiliate in its capacity as the issuer of investments linked to the Index. Such investme nts are not sponsored, endorsed, sold or promoted by MerQube , any Data Provider, or any other third party, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the Input Data, In dex or any associated data. The notes are not sponsored, endorsed, sold, or promoted by London Stock Exchange Group plc or its affiliates (collectively, “LS E”) or any successor thereto or index owner and neither LSE nor any party hereto makes any representation or warranty whatsoever, whether express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the abi lity of the Russell Indices to track general stock market performance or a segment of the same. LSE’s publication of the Russell Indices in no way suggests or im pli es an opinion by LSE as to the advisability of investment in any or all of the securities upon which the Russell Indices are based. LSE’s only relationship to the Issuer, the Guarantor (if applicable) and their affiliates is the licensing of certain trademarks and trade names of LSE and of the Russell Indices, wh ich are determined, composed and calculated by LSE without regard to the Issuer, the Guarantor (if applicable) and their affiliates or the notes. LSE is not res ponsible for and has not reviewed the notes or any associated literature or publications and LSE makes no representation or warranty express or implied as to their ac curacy or completeness, or otherwise. LSE reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russe ll Indices. LSE has no obligation or liability in connection with the administration, marketing or trading of the notes. “Russell 1000 ® Index,” is a trademark of LSE and have been licensed for use by JPMorgan Chase Bank, National Association and its affiliates. This transaction is not sponsored, endorsed, sold, or promoted by LSE and LSE makes no representation regarding the advisability of entering i nto this transaction.

Disclaimers LSE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN AND LSE SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. LSE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER, THE GUARANTOR (IF APPLICABLE) AND/OR THEIR AFFILIATES, INVESTORS, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN. LSE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL LSE HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. JPMorgan Chase & Co. or its affiliate has entered into an agreement with S&P Dow Jones that provides it and certain of its af fil iates or subsidiaries, including JPMorgan Financial, with a non - exclusive license and, for a fee, with the right to use the S&P 500 ® Index, which are owned and published by S&P Dow Jones, in connection with certain securities, including the notes. The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones or its third party licensors. Neither S&P Dow Jones no r its third party licensors makes any representation or warranty, express or implied, to the owners of the notes or any member of the public regarding th e a dvisability of investing in securities generally or in the notes particularly or the ability of the S&P 500 ® Index to track general stock market performance. S&P Dow Jones’ and its third party licensors’ only relationship to the Issuer or the Guarantor (if applicable) is the licensing of certain trademarks and tra de names of S&P Dow Jones and the third party licensors and of the S&P 500 ® Index which is determined, composed and calculated by S&P Dow Jones or its third party licensors without regard to the Issuer or the Guarantor (if applicable) or the notes. S&P Dow Jones and its third party licensors have no obligation to tak e the needs of the Issuer or the Guarantor (if applicable) or the owners of the notes into consideration in determining, composing or calculating the S&P 500 ® Index. Neither S&P Dow Jones nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of th e n otes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S &P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the notes.

Disclaimers NEITHER S&P DOW JONES, ITS AFFILIATES NOR THEIR THIRD PARTY LICE NSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P 500 ® INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUD ING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATI ONS) WITH RESPECT THERETO. S&P DOW JONES, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WA RRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P 500 ® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME O R GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT L IABILITY OR OTHERWISE. “Standard & Poor’s,” “S&P,” and “S&P 500,” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by JPMorgan Chase & Co. and its affiliates, including JPMorgan Financial. JPMorgan Chase & Co. or its affiliate has entered into an agreement with STOXX Limited (“STOXX”) providing it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non - exclusive license and, for a fee, with the right to use the EURO STOXX 50 ® Index, which is owned and published by STOXX Limited, in connection with certain securities, including the notes. STOXX and its licensors (the “Licensors”) have no relationship to the Issuer or the Guarantor (if applicable), other than the li censing of the EURO STOXX 50 ® Index and the related trademarks for use in connection with the notes. .

Disclaimers STOXX and its Licensors do not : • sponsor, endorse, sell or promote the notes; • recommend that any person invest in the notes or any other securities; • have any responsibility or liability for or make any decisions about the timing, amount or pricing of the notes; • have any responsibility or liability for the administration, management or marketing of the notes; or • consider the needs of the notes or the holders of the notes in determining, composing or calculating the EURO STOXX 50 ® Index or have any obligation to do so. STOXX and its Licensors will not have any liability in connection with the notes. Specifically, • STOXX and its Licensors do not make any warranty, express or implied and disclaim any and all warranty about: • The results to be obtained by the notes, the holders of the notes or any other person in connection with the use of the EURO STO XX 50 ® Index and the data included in the EURO STOXX 50 ® Index; • The accuracy or completeness of the EURO STOXX 50 ® Index and its data; or • The merchantability and the fitness for a particular purpose or use of the EURO STOXX 50 ® Index and its data; • STOXX and its Licensors will have no liability for any errors, omissions or interruptions in the EURO STOXX 50 ® Index or its data; and • Under no circumstances will STOXX or its Licensors be liable for any lost profits or indirect, punitive, special or consequen tia l damages or losses, even if STOXX or its Licensors knows that they might occur. The licensing agreement with STOXX is solely for the benefit of the parties to that agreement and not for the benefit of the hol ders of the notes or any other third parties